UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

POLAR WIRELESS CORP.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-143750
(Commission File Number)

20-4662814
 (IRS Employer Identification No.)

112 North Curry Street
Carson City, Nevada  89703
 (Address of principal executive offices)(Zip Code)

(775) 284-3769
Registrant’s telephone number, including area code

Barricode, Inc.
(Former name or former address if change since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

Effective June 15, 2010, Polar Wireless Corp. (the “Company”) filed with the Secretary of State of the State of Nevada, an amendment to its Articles of Incorporation to authorize the creation of 10,000,000 shares, designated as “blank check” Preferred Stock (the “Amendment”).  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.   The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 11, 2008, the Registrant amended its Articles of Incorporation to change its name from “Barricode, Inc.” to “Polar Wireless Corp.”

The disclosure in Item 3.03 of this Current Report on Form 8-K is incorporated by reference to this Item 5.03.

Item 8.01 Other Events

The Registrant’s change of name to “Polar Wireless Corp.” was process by the Financial Industry Regulatory Authority (“FINRA”) effective June 21, 2010.   FINRA will not issue a new ticker symbol for Polar Wireless Corp.’s shares of common stock quoted on the Over-the-Counter Bulletin Board; accordingly Polar Wireless Corp.’s ticker symbol will remain “BCDI.”

Item 9.01 Financial statements and Exhibits

(d)  Exhibits

The following exhibit is filed as part of this report:

3.1   Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polar Wireless Corp.
(Registrant)
Date: June 29, 2010	By:	/s/ G. Kelly O’Dea
Name: G. Kelly O’Dea
Title: President